UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 6, 2007
DELEK US HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32868 (Commission File Number)	52-2319066 (IRS Employer Identification No.)

830 Crescent Centre Drive, Suite 300 Franklin, Tennessee (Address of principal executive offices)	37067 (Zip Code)
Registrant’s telephone number, including area code: (615) 771-6701
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     On March 8, 2007, Delek US Holdings, Inc. (the “Company”) announced its financial results for the fourth quarter and year ended December 31, 2006. The full text of the press release is furnished as Exhibit 99.1 hereto.
     The information in the attached Exhibit is being furnished pursuant to Item 2.02 “Results of Operations and Financial Condition.” The information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 6, 2007, Ronel Ben-Dov, a member of the Company’s Board of Directors, announced his resignation from the Board effective immediately. Mr. Ben-Dov’s resignation is not the result of any disagreement with the Company’s operations, policies or practices.
     Also on and effective as of March 6, 2007, the Board appointed Alan H. Gelman to fill the vacancy on the Company’s Board of Directors. Mr. Gelman is 51 years of age, and has served as Deputy Chief Executive Officer and Chief Financial Officer of Delek Group, Ltd., our parent company, since September 2006. Mr. Gelman was not selected pursuant to any arrangement or understanding with any person, and has had no direct or indirect interest in any of the Company’s transactions during the preceding or current fiscal year within the meaning of Item 404(a) of Regulation S-K.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired.

Not Applicable.

(b)	Pro forma financial information.

Not Applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.
99.1	Press release of Delek US Holdings, Inc. issued on March 8, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 8, 2007	DELEK US HOLDINGS, INC.
	By:	/s/ Edward Morgan
	Name:	Edward Morgan
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press release of Delek US Holdings, Inc., issued on March 8, 2007.